Exhibit 99.2

DECEMBER 13, 2022 / 10:00PM GMT, Q4 2022 Loop Media Inc Earnings Call

REFINITIV STREETEVENTS

EDITED TRANSCRIPT

Q4 2022 Loop Media Inc Earnings Call

EVENT DATE/TIME: DECEMBER 13, 2022 / 10:00PM GMT

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DECEMBER 13, 2022 / 10:00PM GMT, Q4 2022 Loop Media Inc Earnings Call

CORPORATE PARTICIPANTS

Jonathan Niermann Loop Media, Inc. - Co-Founder and Chief Executive Officer

Neil Watanabe Loop Media, Inc. - Chief Financial Officer

Bob Gruters Loop Media Inc. - Chief Revenue Officer

CONFERENCE CALL PARTICIPANTS

Darren Aftahi ROTH Capital Partners - Analyst

PRESENTATION

Operator

Good afternoon, everyone, and thank you for participating in today’s conference call to discuss Loop Media’s financial results for the fiscal fourth quarter and full-year ended September 30, 2022.

Joining us today are Loop’s CEO, Mr. Jon Niermann, and the company’s CFO, Mr. Neil Watanabe. By now, everyone should have access to the fiscal fourth quarter and full-year 2022 earnings press release, which was issued earlier today at approximately 4:05 p.m. Eastern Time. The release is available in the Investor Relations section of Loop’s website at www.loop.tv.

This call will also be available for a webcast replay on the company’s website. Following management remarks, we will open the call for your questions. Certain comments made on this conference call and webcast are considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements.

These forward-looking statements are also subject to other risks and uncertainties that are described from time to time in the company’s filings with the SEC. Do not place any undue reliance on any forward-looking statements which are being made only as of the date of this call. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Our presentation also includes certain non-GAAP financial measures, including adjusted EBITDA, are supplemental measures of performance of our business. Non-GAAP measures have been reconciled to the most directly comparable GAAP measures in accordance with SEC rules. You’ll find reconciliation charts and other important information in the earnings press release and Form 8-K we furnished to the SEC. I would now like to turn the call over to Loop’s CEO, Mr. Jon Niermann.

Jonathan Niermann Loop Media, Inc. - Co-Founder and Chief Executive Officer

Thank you and good afternoon everyone. We are very pleased to be speaking with you on our first earnings conference call. 2022 has been a year of exceptional growth for Loop, as we’ve ramped distribution of our Loop Players and launched our new Retail Media Partner Platform business. Our financial profile has been completely reshaped from fiscal 2021, as we have increased revenue six times while delivering significantly higher gross margins. Although Loop was founded in 2016, we will look back on fiscal 2022 as a transformational year where our business was first truly delivered to the market, capped off by our significant transition from an OTC-listed company to the NYSE American in September.

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DECEMBER 13, 2022 / 10:00PM GMT, Q4 2022 Loop Media Inc Earnings Call

Before getting into the details of our results, let’s discuss the digital out-of-home market for those newer to our story and industry. The digital out-of-home market is revolutionizing out-of-home media consumption, similar to how cord-cutting has disrupted home cable viewership over the past five to seven years. According to the Outdoor Advertising Association of America, the digital out-of-home advertising market is predicted to hit $33.37 billion by 2026, led by digital spin which is where Loop exists, while ad spend on traditional areas like linear and cable TV is expected to fall annually.

Business owners have not had a viable streaming option the way consumers in their homes have, so cord-cutting from businesses has not generally been an option. Instead, most businesses are still utilizing outdated cable or satellite services, which are costly and less effective for out-of-home viewership given their long-form content. You don’t go to a bar, restaurant, and sit to watch a full episode of Judge Judy or a Hollywood movie, for example, and this is where Loop comes in. Our hand-curated short-form content is perfectly suited for the out-of-home experience, as we have one of the largest libraries of content that includes music, videos, movie trailers, and live performances.

We also have non-music thematic content that can play without sound, such as the TikTok channel, trivia questions, drone footage, and other viral videos. This wide range of content enables us to target a very large market of business operators and out-of-home locations from small convenience stores to large university campuses. The scope of that opportunity has a compounding effect as it enables us to attract a wide group of advertisers that want access to highly-targeted viewership at these different types of venues.

Looked no further than our significant and consistent ramp in active units over the past year to gage how quickly businesses are adopting our Loop Player. Our quarterly active units were up 45% from fiscal Q3 alone and up three times from one year ago. Simply put, the word is getting out on Loop, in part due to the launch of our Affiliate Sales Program and Partner Platform business. Earlier this fiscal year, we established an Affiliate Program to incentivize third parties that have connections with out-of-home venues to market and distribute our Loop Players. These third parties act as an outsourced sales force that supplement our internal sales efforts with a very cost-effective structure. This creates a highly-efficient model to scale our distribution.

We also launched our Partner Platform business earlier this fiscal year, which allows us to offer curated-content to third parties and advertised on their screens and hardware, without a physical Loop Player. We launched this business in May with one partner on 17,000 of their screens and are in the process of finalizing an additional approximately 13,500 screens and a second partner platform for a total of approximately 30,500 screens across our Partner Platforms business in the near term. We have focused our Partner Platforms business in the retail media space, which continues to show strong potential for revenue growth.

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DECEMBER 13, 2022 / 10:00PM GMT, Q4 2022 Loop Media Inc Earnings Call

Quickly touching on the Loop platform, we have continued to cost effectively expand our content library over the past year. Loop runs a revenue sharing business, so there is minimal upfront content cost. For example, in October, we partnered with TikTok to launch a new dedicated channel from them that brings their highly engaging content to over 18,000 Loop Players across the country. TikTok is the leading destination for short-form mobile video. Together, we have curated a new channel that captures the diversity and popularity of this world-class platform, which is currently only available on Loop.

Also, in October, we added four new channels from Blossom, Wired2Fish, Breezy Golf, and NEWSnet, which adds to our already 200-plus music and non-music channel library. As I mentioned earlier, continuing to broaden our content offering helps us diversify the locations we serve as well as our advertising partners. Last week, we announced a strategic partnership with actv8me, a global ad monetization, engagement, and attribution measurement platform. This alliance will give our brand advertisers new monetization and attribution capabilities to target, reach, and engage consumers inside of businesses, enabling measurable outcomes, which is so key for advertisers.

For example, when consumers enter or exit a geo-fenced boundary line at a specified retail location, they will be prompted with a calculated message that inspires an immediate response. Using Loop Media’s geographic footprint and actv8me’s technology, advertisers will create a unique experience for consumers and continually reconnect and be at the forefront of the consumers’ mind. This partnership is just as significant for all stakeholders in digital out-of-home as it is for Loop, given the new and different experiences we are bringing to the marketplace.

Looking ahead, although the broader advertising industry has experienced well-documented softness in recent months, the digital out-of-home advertising market, including the retail media sector, continues to grow and is the main area of focus as referenced earlier. We are not experiencing the same trends to the same extent as other companies that operate in display ads or web search, and our strong growth and margin expansion this past fiscal year reflect that. More than 32 million small- and medium-sized businesses can leverage our Loop Players compared to only the 18,000 we currently have in circulation. This positions us well for continued revenue growth and turning adjusted EBITDA positive in the back half of fiscal 2023.

So, the quick math on that will tell you that there is tremendous Greenfield ahead of us in the digital out-of-home video streaming market. With that, I will turn the call over to Neil to take you through the financial results. Neil?

Neil Watanabe Loop Media, Inc. - Chief Financial Officer

Thank you, Jon, and good afternoon everyone. As we review our financial results, I want to remind everyone that our comparisons and variance commentary refer to the prior quarter or year, unless otherwise specified. As reported in our earnings press release, revenues for the fourth quarter increased five times to $12.2 million compared to $2.4 million in the year ago quarter. The dramatic increase was driven by significantly more Loop Players deployed in the market, as well as the benefit from our Partner Platform business that was launched in May of 2022.

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DECEMBER 13, 2022 / 10:00PM GMT, Q4 2022 Loop Media Inc Earnings Call

Going a layer deeper on our Loop Player penetration, as of September 30, 2022, we had approximately 18,200 quarterly active units in the market compared to 12,600 active units on June 30, 2022, a roughly 45% sequential increase in just three months. It’s important to note that this does not include any Partner Platform screens. As Jon mentioned, we are finalizing a new deal that will bring our total Partner Platform screens to 30,500 in the near term. We did not have any Partner Platform screens one year ago as we launched that initiative in May of 2022.

Gross profit in the fiscal fourth quarter increased significantly to $4.7 million compared to $0.2 million in the year ago period. Gross margin also increased significantly to 38.5% compared to 8.1% for the same period in 2021. The increase was primarily driven by our ability to leverage the increased revenue with cost of sales and improved advertising revenue productivity generated by our Loop Players.

Total SG&A expenses in the fiscal fourth quarter were $14.8 million compared to $5.1 million for the same period in 2021. The increase in SG&A was primarily due to an increase in headcount, greater customer acquisition and retention spend, and higher public company costs related to our up-list to the New York Stock Exchange American. As a percentage of revenue, SG&A was reduced significantly in 2022 over 2021 as we improved our operating leverage.

Net loss in the fiscal fourth quarter of 2022 was $14.6 million or a loss of $0.28 per share compared to a net loss of $13.1 million or a loss of $0.31 per share for the comparable period in 2021. Adjusted EBITDA in the fiscal fourth quarter remained relatively flat at a negative $2.7 million compared to the same period in 2021.

Quickly reviewing our full-year results, for the fiscal year 2022, our revenues increased six times to $30.8 million compared to $5.1 million. Gross profit in fiscal year 2022 increased significantly to $11.4 million compared to $0.9 million in fiscal year 2021, with gross margin rates more than doubling to 36.9% in fiscal 2022 compared to 17.8%. Net loss was $29.5 million compared to a loss of $31.0 million in fiscal 2021. Significant investments were made in 2022 to position the company for growth and becoming a public company trading on a major exchange. We also made efforts to clean up our balance sheet and impair goodwill on certain assets, which is reflected as a non-cash charge.

Adjusted EBITDA for fiscal year 2022 was a negative $10.3 million compared to a negative $7.8 million in the fiscal year 2021. Turning to our balance sheet, cash and cash equivalents were $14.1 million on September 30, 2022 compared to $4.2 million on September 30, 2021. The increase was primarily driven by net proceeds from our sale of common stock of approximately $12.1 million in September of 2022. As of September 30, 2022, we have $7.1 million of total debt compared to $4.4 million on September 30, 2021.

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DECEMBER 13, 2022 / 10:00PM GMT, Q4 2022 Loop Media Inc Earnings Call

In conjunction with our capital raise in September, we affected a reverse stock split and up listed to the NYSE American, which represents an important milestone for both our company and shareholders. We believe that this new listing will enable us to generate greater long-term value for shareholders by increasing our liquidity and improving access to institutional capital, as we continue to deliver on our growth and profitability objectives.

As you can see from many of our key business metrics and improved financial results, this is not the same Loop Media that closed out fiscal 2021. Instead, we are a very lean company today with a deep bench of key talent across the organization with a more substantial growth and margin profile, a fortified balance sheet, and better financial controls. As we look ahead, we plan to continue executing our expansion plan and delivering another year of strong growth in fiscal 2023, while expanding gross margins and turning adjusted EBITDA positive by the end of the year.

This concludes our prepared remarks and we would now like to open it up for questions. Operator, back to you.

QUESTIONS AND ANSWERS

Operator

Thank you. We will now begin the question-and-answer session. (Operator Instructions) Today’s first question comes from Darren Aftahi with ROTH Capital Partners. Please go ahead.

Darren Aftahi ROTH Capital Partners - Analyst

Hey, guys. Thanks for taking my questions. Nice results. Couple if I may. First, Jon, your comments about maybe not being as susceptible to slow down in ad spend, could you maybe speak to why you think that’s the case right now when everybody else seems like there’s just a pullback in ad -- digital ad space and ad tech in general?

Jonathan Niermann Loop Media, Inc. - Co-Founder and Chief Executive Officer

Sure, Darren. What we’re focused on and where we’re seeing the growth, if you kind of look at the metrics in the ad industry, is digital out-of-home and CTV, Connected Television, are two of the areas that are bright spots in advertising right now as compared to some of the more traditional ones that I referenced, such as cable TV or traditional outdoor. A lot of the ones you read about are kind of linked to social media, et cetera, which we aren’t participating in that area -- banner ads and that type of thing.

So, as the industry transitions and as they’re looking to do more with their media mix, the digital out-of-home space is where we live and where a lot of those dollars are going. So, because we are focused on that area, that’s why we’re making those comments and feel good about that.

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DECEMBER 13, 2022 / 10:00PM GMT, Q4 2022 Loop Media Inc Earnings Call

Darren Aftahi ROTH Capital Partners - Analyst

Great. Could you expand a little bit on the actv8me relationship? I guess, said another way, just given the geo-fencing and sort of contextual relevance, like -- I know you said in the release, it’s going to be launched in early 2023, but is this like an additional calling card for why a business would want to use Loop? Like, said another way, it sounds like actv8me can actually integrate in sort of offers, if you will, and could actually be a lift to the underlying business. Am I misreading that kind of the release? I’m just kind of to curious about how, like, broadly you’ll be deploying that technology within Loop and if my thinking is correct.

Jonathan Niermann Loop Media, Inc. - Co-Founder and Chief Executive Officer

Yes, you know, one of -- I think one of the things that we’re excited about there is businesses are always looking for ways to engage their consumers. That’s such an important part to increase dwell time. And consumers, clearly, are always very interested in interacting and this is really kind of a first phase of interaction. So with the QR code, you’re able to have that kind of immediately interaction and able to do that. I’ve got Bob Gruters, our CRO, along with me. He did that deal and architected that. And he’s -- is it okay -- you want Bob to reference -- Bob, you want to jump in and expand?

Bob Gruters Loop Media Inc. - Chief Revenue Officer

One of the reasons that we wanted to enter into the partnership is to provide more flexibility to advertisers to take advantage of our medium for performance as well as branding. And so, this allows us to have an interactive moment to provide offers that are malleable and can be changed and then consequentially, be offered to people the way an advertiser would want to engage with the product journey and the lifecycle journey. So for us, this opens up doors and provides more adaptability for our media, for any of the advertisers that are looking to grab into that retail media footprint. It opens up more doors for us.

Darren Aftahi ROTH Capital Partners - Analyst

Great. Two more if I may. I know you’re not giving guidance, but I think consensus for the December quarter that we’re in, is revenue is sitting at $13.6 million to $13.7 million. I’m just kind of curious, your comfort level with those numbers.

Jonathan Niermann Loop Media, Inc. - Co-Founder and Chief Executive Officer

You are correct that we’re not giving guidance, but we feel comfortable with the figure that you mentioned. So, without kind of expanding on what that means, we feel good, very good about this quarter where we’re headed, out of the gate for fiscal 2023.

Darren Aftahi ROTH Capital Partners - Analyst

Got it. And then just last one for me, given the financing closed late September, I’m curious where some of that capital is going to be deployed in the current quarter. Is that mostly going to go to R&D, customer acquisition? If you could just kind of enlighten us on that, that’d be great. Thanks.

Jonathan Niermann Loop Media, Inc. - Co-Founder and Chief Executive Officer

Yes, sure. Key areas of growth for us are customer acquisition and marketing. So, you’ll see a majority of that go there. Loop is very fortunate that we don’t have high R&D costs. We did all of our development in-house for our technology. We also have very affordable content deals. So, we’re not one of those companies that has to dump a bunch of money in those areas, which allow us to really invest towards customer acquisition which we are aggressively doing.

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DECEMBER 13, 2022 / 10:00PM GMT, Q4 2022 Loop Media Inc Earnings Call

Darren Aftahi ROTH Capital Partners - Analyst

Thanks, guys. Appreciate it.

Jonathan Niermann Loop Media, Inc. - Co-Founder and Chief Executive Officer

Thanks, Darren.

Operator

This concludes our question-and-answer session. I would like to turn the conference back over to Jon Niermann for closing remarks.

Jonathan Niermann Loop Media, Inc. - Co-Founder and Chief Executive Officer

I want to thank everyone for joining the call today and also pay a special thanks to our dedicated team that continues to push Loop forward to deliver on our growth and profitability objectives. We look forward to speaking with many of you at various investor events over the next couple of months. Again, thank you very much for joining us.

Operator

The conference is now concluded. Thank you for attending today’s presentation. You may now disconnect.

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